Exhibit 99.1

UBIQUITI INC. REPORTS THIRD QUARTER FISCAL 2020 FINANCIAL RESULTS
~ Record Revenues of $337.4 million ~
~ Record GAAP and Non-GAAP Earnings Per Share of $1.60 and $1.61 ~

New York, NY - May 8, 2020 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced results for the third quarter fiscal 2020, ended March 31, 2020.

Third Quarter Fiscal 2020 Financial Summary

•Revenues of $337.4 million, increasing 18.4% year-over-year
•GAAP diluted EPS of $1.60, increasing 28.0% year-over-year
•Non-GAAP diluted EPS of $1.61, increasing 27.8% year-over-year
•Repurchased 1,112,606 shares of common stock at an average price of $133.38 per share during the quarter and an additional 99,165 shares of common stock at an average price of $138.25 per share subsequent to March 31, 2020

Additional Financial Highlights

•The Company's Board of Directors declared a $0.30 per share cash dividend payable on May 26, 2020 to shareholders of record at the close of business on May 18, 2020.
•The Company has initiated a new stock repurchase program authorizing the Company to repurchase up to $500 million of its common stock, as disclosed in the Form 8-K filed on May 8, 2020.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F3Q20	F2Q20	F3Q19
Revenues	337.4	308.3	284.9
Service Provider Technology	106.4	97.7	109.4
Enterprise Technology	231.0	210.6	175.5
Gross profit	159.6	145.1	132.8
Gross Profit (%)	47.3%	47.1%	46.6%
Total Operating Expenses	32.3	33.0	30.7
Income from Operations	127.3	112.1	102.1
GAAP Net Income	103.7	85.8	88.3
GAAP EPS (diluted)	1.60	1.32	1.25
Non-GAAP Net Income	104.3	91.4	88.9
Non-GAAP EPS (diluted)	1.61	1.40	1.26

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Service Provider Technology	$106,439	$109,379	$320,081	$327,558
Enterprise Technology	230,978	175,532	648,897	547,534
Total revenues	$337,417	$284,911	$968,978	$875,092

Ubiquiti Inc. Revenues by Geographical Area In thousands) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
North America	$133,917	$109,135	$411,834	$349,740
Europe, the Middle East and Africa	159,436	125,662	405,883	384,985
Asia Pacific	26,232	27,138	88,753	82,308
South America	17,832	22,976	62,508	58,059
Total revenues	$337,417	$284,911	$968,978	$875,092

Income Statement Items

Revenues

Revenues for the third quarter fiscal 2020 were $337.4 million, representing an increase from the prior quarter of 9.5% and an increase from the comparable prior year period of 18.4%. Revenues for the first nine months of fiscal 2020 were $969.0 million, representing an increase of 10.7% from the first nine months of fiscal 2019. The fiscal quarter sequential increase in revenue was primarily due to distributor ordering patters in both Enterprise and Service Provider Technologies.

Gross Margins

During the third quarter fiscal 2020, gross profit was $159.6 million. GAAP gross margin of 47.3% increased 0.7% versus the comparable prior year period GAAP gross margin of 46.6% and increased 0.2% versus the prior quarter GAAP gross margin of 47.1%. The increase in gross profit percentage for the third quarter fiscal 2020 as compared to the comparable prior-year period was primarily driven by favorable changes in product mix and decreased inventory reserves, partially offset by higher tariffs and higher indirect costs. The increase in gross profit percentage for the third quarter fiscal 2020 as compared to the prior quarter was driven by decreased inventory write offs and lower warranty reserves partially offset by higher tariffs.

Research and Development

During the third quarter fiscal 2020, research and development ("R&D") expenses were $21.7 million. This reflects an increase as compared to the R&D expenses of $21.3 million in the comparable prior year period and a decrease as compared to R&D expenses of $24.0 million in the prior quarter. The increase in third quarter fiscal 2020 as compared to the prior year period was primarily driven by higher expenses related to development activities, partially offset by lower employee related expenses. The decrease in third quarter fiscal 2020 as compared to the prior quarter was primarily driven by lower employee related expenses and development activities.

Sales, General and Administrative

The Company’s sales, general and administrative (“SG&A”) expenses for the third quarter fiscal 2020 were $10.6 million. This reflects an increase as compared to the SG&A expenses of $9.4 million in the comparable prior year period and an increase as compared to the SG&A expenses of $9.0 million in the prior quarter. The increase in SG&A costs as compared to the comparable prior year period was primarily due to higher marketing expense offset, in part by lower professional fees. The increase in SG&A costs as compared to the prior quarter is primarily driven by increased professional fees, marketing expenses and employee related expenses.

Net Income and Earnings Per Share

During the third quarter fiscal 2020, GAAP net income was $103.7 million and non-GAAP net income was $104.3 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 17.5% and 17.3% respectively, primarily driven by increase in revenues and a higher gross margin. Third quarter fiscal 2020 GAAP earnings per diluted share was $1.60 and non-GAAP earnings per diluted share was $1.61. This reflects an increase in GAAP and non-GAAP earnings per share from the comparable prior year period by 28.0% and 27.8% respectively, primarily driven by higher GAAP and non-GAAP net income and a reduction in GAAP and non-GAAP diluted shares outstanding.

Impact of COVID-19

We do not believe that the COVID-19 pandemic had any material impact on the Company's results for the third quarter fiscal 2020. However, we have experienced a major disruption in our supply chain as a result of the COVID-19 pandemic due to related restrictions that have significantly impacted our suppliers' ability to manufacture or provide key components or services. Accordingly, the effects, if any, of the COVID-19 pandemic may not be fully reflected in the Company's financial results until future periods.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — aggregate shipments over 101 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.

Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph. 1-646-780-7958

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the impact of COVID-19 and our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2019, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, http://ir.ui.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenues	$337,417	$284,911	$968,978	$875,092
Cost of revenues	177,782	152,081	512,866	470,425
Gross profit	$159,635	$132,830	$456,112	$404,667
Operating expenses:
Research and development	21,672	21,341	65,965	59,540
Sales, general and administrative	10,606	9,352	30,053	33,715
Litigation settlement	—	—	—	18,000
Total operating expenses	32,278	30,693	96,018	111,255
Income from operations	127,357	102,137	360,094	293,412
Interest expense and other, net	(6,618)	(3,447)	(23,356)	(9,186)
Income before income taxes	120,739	98,690	336,738	284,226
Provisions for income taxes	17,017	10,390	49,059	32,427
Net income	$103,722	$88,300	$287,679	$251,799
Net income per share of common stock:
Basic	$1.60	$1.25	$4.36	$3.50
Diluted	$1.60	$1.25	$4.35	$3.50
Weighted average shares used in computing net income per share of common stock:
Basic	64,630	70,540	66,003	71,856
Diluted	64,699	70,692	66,094	72,036

Other comprehensive income:
Unrealized (losses) gains on available-for-sale securities	(90)	325	$(415)	$177
Comprehensive income	$103,632	$88,625	$287,264	$251,976

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Nine Months Ended March 31,
	March 31, 2020	December 31, 2019	March 31, 2019	2020	2019
Net Income	$103,722	$85,811	$88,300	$287,679	$251,799
Stock-based compensation:
Cost of revenues	29	33	26	94	320
Research and development	499	527	555	1,507	1,519
Sales, general and administrative	197	170	171	543	467
Tax Regulation changes	—	—	—	—	2,765
Litigation settlement	—	—	—	—	18,000
Impairment of cost-based investment	—	5,000	—	5,000	—
Tax effect of Non-GAAP adjustments	(170)	(172)	(177)	(503)	(4,617)
Non-GAAP net income	$104,277	$91,369	$88,875	$294,320	$270,253
Non-GAAP diluted EPS	$1.61	$1.40	$1.26	$4.45	$3.75

Weighted-average shares used in Non-GAAP diluted EPS	64,699	65,071	70,692	66,094	72,036

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, Tax Regulation changes, Litigation settlement, impairment of cost-based investment and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.

Usefulness of Non-GAAP Financial Information to Investors

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Stock-based compensation expense
• Tax Regulation changes
• Litigation Settlement
• Impairment of cost-based investment
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

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